                                                                   EXHIBIT 10.22


                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT

          THIS AGREEMENT made this 24th day of December, 1990, between COLUMBIA GAS TRANSMISSION CORPORATION ("Columbia"), and MARXWEST HYDROCARBON PARTNERS, LTD. ("MarkWest").

Columbia and MarkWest agree as set forth below:

ARTICLE I.     EXTENT OF CONTRACT

          MarkWest agrees to furnish the engineering, procurement, fabrication, construction, commissioning and start-up services set forth herein for the construction and installation of a natural gas liquids extraction plant ("the Plant") near Columbia's Boldman compressor facilities, and agrees to furnish acceptable industry practice business administration and superintendence, and agrees to complete the Plant in accordance with the terms hereof.

1.1  Definitions:

     A. "Plant" means the total equipment, materials, machinery, labor and all other items and services necessary for the proper design, procurement, construction, and installation required for the proper operation of a natural gas liquids extraction facility as more fully described on Exhibit "A" attached hereto.

     B. "Work" means the design, procurement, construction, fabrication, erection, commissioning, labor and other services required to be performed by MarkWest for the construction, installation and proper operation of a natural gas liquids extraction facility.

     C. Unless otherwise specifically designated, "Day" means calendar day; "Month" means calendar month; and "Year" means calendar year.

ARTICLE II.    MARKWEST'S RESPONSIBILITIES

     2.1  Design.  (a)  MarkWest shall be responsible for furnishing the design
          ------
of the Plant. The detailed design shall include, but not be limited to, the process and facilities described on Exhibit "A".

          (b) MarkWest shall submit to Columbia copies of drawings, plans and specifications for the Plant. Requests for changes by Columbia will be made within ten (10) working days following receipt by Columbia or earlier if specifically required to maintain project scheduling and requested by MarkWest on the

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

respective documents on which changes are requested. Requests may be subject to Lease Fee adjustments provided in Article VII.

     2.2  Construction and Installation.  (a)   MarkWest will provide, or cause
          -----------------------------
to be provided, all construction supervision, inspection, labor, materials, tools, construction equipment and subcontracted items necessary for the completion of the Plant, together with the procurement and/or fabrication of all equipment and components required for the proper operation of the Plant, including, but not limited to, that which is specified on Exhibit "A", in Columbia's NGL Plant Specifications, dated January 11, 1990, and T. H. Russell Co.'s Technical Proposal, dated June 19, 1990.

     (b) MarkWest will give all notices and comply with all laws and ordinances, legally enacted at the date of execution of this Contract, or thereafter during the course of the construction and installation.

     2.3  Responsibilities for Performance Testing.  (a)  MarkWest shall notify
          ----------------------------------------
Columbia when the Plant is ready for the running of a performance test, and Columbia will commence that test within seven (7) days following that notice, and will give MarkWest notice of when that test will commence.

          (b) Columbia shall have complete responsibility for conducting a performance test to verify the proper functioning of the Plant, including the ability of the Plant to accept raw feedstock and perform its specified functions. Records of the performance test(s) shall be submitted by Columbia to MarkWest regardless of whether MarkWest attends or does not attend the test.

          (c) The plant will be deemed to have satisfactorily completed the performance test when the plant successfully comes on line from a "cold start", operates at the guaranteed product recovery efficiencies as specified in T. H. Russell Co.'s Technical Proposal dated June 19, 1990 and liquid specifications as set forth in paragraph 4(d) of the Natural Gas Liquids Purchase Agreement (Boldman Plant) for the available inlet gas conditions for a continuous 16 hour period, and completes an orderly, automatic shutdown. This performance test procedure is detailed in Exhibit "D" attached hereto.

     2.4  Acceptance.  (a)  Acceptance of the Plant means and occurs on February
          ----------
15, 1991, if by that date MarkWest has successfully demonstrated -that the Plant has satisfactorily completed a performance test(s); and, if not, then upon the date the Plant satisfactorily completes a performance test. Provided, however, should the failure to satisfactorily complete a performance test by February 15, 1991 be due to delays of Columbia in providing any of its requirements under
Article III, or be due to any other delays

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

or circumstances within the control of Columbia, then Acceptance shall be deemed to have occurred on February 15, 1991.

     2.5  Warranties.  (a)  MarkWest shall assign to Columbia any warranties or
          ------------
guarantees, including process warranties and guarantees and mechanical warranties and guaranties it obtains from its General Contractor, Subcontractors, and Vendors, and shall assist Columbia in Columbia's enforcement thereof. To the extent any warranties cannot be assigned, MarkWest shall, during the term hereof, hold and enforce those warranties for the benefit of Columbia.

          (b) All warranties and guarantees are conditioned upon proper operation and maintenance of the Plant.

ARTICLE III.   COLUMBIA'S RESPONSIBILITIES

     3.1 Columbia shall provide the following items at its sole cost and expense, except as otherwise expressly provided:

          (a) a Plant site reasonably level and accessible by an all weather road; and, the real property constituting the Plant site shall remain the property of Columbia;

          (b) all requisite permits from governmental authorities having jurisdiction over the premises as may be necessary to construct and operate the Plant, including, without limitation, all necessary air quality permits, and other environmental permitting requirements;

          (c) design, engineer, construct and install, by January 14, 1991, a power substation capable of taking power for the plant from the
               34.5 kv feed and converting to the 4,160 voltage service and 480 voltage service, the actual cost of which shall be reimbursed by MarkWest to Columbia, and which costs shall be utilized in adjusting the Base Lease Fee as provided in Article VII, below;

          (d) a suitable area for parking, temporary construction facilities and equipment storage;

          (e) all initial process plant charge materials. MarkWest will, by January 1, 1991, notify Columbia in writing of the specific materials, types and quantities, required;

          (f) block valves to connect the Plant to Columbia's gas pipeline system; which block valves shall be

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

               located within 600 feet of the Plant inlet and residue connections;

          (g)  electrical power for construction;

          (h) purchase and furnish to MarkWest, by December 1, 1990, the motor controls specified on Exhibit "C", the actual cost of which shall be reimbursed by MarkWest to Columbia, and which costs shall be utilized in adjusting the Base Lease Fee as provided in Article VII, below.

     3.2 Columbia shall designate a representative who shall be fully acquainted with the Plant and has authority to approve changes in the scope of the Plant, to render decisions promptly and to furnish information expeditiously. All changes in the scope of the Plant from Columbia's Boldman NGL Plant Specifications, T. H. Russell Co.'s Technical Specifications, and Exhibit "A" shall be subject to the procedures of Article VII.

     3.3 Columbia has furnished or will furnish for the Plant Site all existing surveys, in Columbia's custody, if any, describing the physical characteristics, subsurface characteristics, zoning requirements, utility locations, and the legal description of the Plant Site.

     3.4 Columbia shall make available to MarkWest and its General Contractor and its Subcontractors the use of the Site for purposes required in performing this Contract.

     3.5 The services and information required to be provided by Columbia in the above paragraphs of this Article III shall be furnished with reasonable promptness at Columbia's expense.

ARTICLE IV.    GENERAL CONTRACTOR

     4.1 All portions of the Work that MarkWest does not perform with its own employees and resources shall be performed by its General Contractor, its Contractors or by their Subcontractors.

     4.2 A Subcontractor means a person or entity who has a direct contract with MarkWest's Contractor or MarkWest's General Contractor, to perform work in connection with the Plant. The term Subcontractor does not include any separate contractor employed by Columbia.

     4.3 No direct contractual relationship shall exist between Columbia and MarkWest's General Contractor, Contractors or Subcontractor for the Work at the Plant. MarkWest shall be responsible for the management of General Contractor, Contractors and Subcontractors in the performance of their work.

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

ARTICLE V:  LEASE

     5.1  Commencement and Lease.  Commencing upon Acceptance, as defined in
          ----------------------
Article II, above, MarkWest shall lease to Columbia, and Columbia agrees to accept the premises, and lease from MarkWest the Boldman Plant, in accordance with the terms of this Contract.

     5.2  Operation.  During the term of the Lease, Columbia shall have the
          ---------
exclusive responsibility for the operation of the Plant, and shall be deemed to have complete custody, control and possession of the Boldman Plant.

     5.3  Operating Costs.  Columbia shall be responsible for all operating
          ---------------
costs of the Plant, except those costs to load out the natural gas liquids at the Plant site loading out station into MarkWest's transportation vehicles, and Columbia shall be solely responsible for all obligations undertaken by Columbia in connection with its operation of the Plant. Columbia shall be responsible for all maintenance expenditures related to the Plant, and shall have the obligation to maintain the Plant in good repair, and shall maintain it at all times in a condition at least as good as the condition of the Plant upon Acceptance, except for normal wear and tear. Columbia shall not be entitled. to any credit against the amounts it is required to pay MarkWest hereunder for any expenditures it incurs in operating or maintaining the Plant. MarkWest will be responsible for the costs of loading out natural gas liquid products.

     5.4  Replacements, Modifications or Alterations.  Columbia shall not
          ------------------------------------------
undertake to make any replacements, additions, modifications, or alterations to the Plant without first obtaining MarkWest's written consent, which consent shall not be unreasonably withheld. It is understood that without regard to which party pays for replacements, additions, modifications or alterations of the Plant, they will, nevertheless, become the property of MarkWest. Improvements, replacements, additions, modifications, or alterations paid for by Columbia shall not act to increase the Lease Fee under the provisions of
Article VII, below; and, further, unless reimbursed by MarkWest, those expenditures shall not be included in calculating the purchase price under the purchase option contained in Article VIII, below. In the event either party hereto desires to cause an improvement, replacement, addition, modification, or alteration to the Plant, it shall notify the other party in writing. Should the other party elect not to participate in the improvement, replacement, addition, modification or alteration activity, then the proposed activity will not be pursued. If both parties agree to the proposed activity then they will mutually agree on how to implement the proposal.

     5.5  Taxes.  Columbia shall remain responsible, at all times, for all real
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property tax assessed with respect to the Plant site; and shall reimburse
MarkWest for any real property taxes assessed on the Plant; and, upon the commencement of the Lease, Columbia

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

shall thereafter reimburse MarkWest for all personal property tax assessed with respect to the Plant and shall also reimburse MarkWest for any sales taxes applicable to the Lease Fees. All sales taxes on the Lease Fee will be billed with the Lease Fee and payable with the Lease Fee, and as to all other reimbursable taxes, Columbia shall pay MarkWest within 15 days of invoice.

ARTICLE VI:    LEASE FEE

     6.1  Base Lease Fee.  The Base Lease Fee, payable by Columbia to MarkWest,
          --------------
during the term of the Lease, shall be Forty Thousand Dollars per month ($40,000.00), payable on the first day of each month in advance.

     6.2  Operating Fee.  It is understood that the Base Lease Fee, provided
          -------------
above, is premised upon monthly production of liquids from the Plant (conforming to the specifications contained in the Natural Gas Liquids Purchase Agreement (Boldman Plant)) of 769,230 gallons, regardless of whether or not the Plant is operated during the applicable month. Should Columbia fail, during any month, to produce and deliver to MarkWest at the Plant 769,230 gallons, then Columbia shall pay MarkWest an operating fee equal to 2.6 Cents, multiplied by the remainder of 769,230 gallons, minus the actual number of gallons produced and delivered (conforming to the specifications contained in the Natural Gas Liquids Purchase Agreement (Boldman Plant)) that month. The Operating Fee is in addition to and not in lieu of any portion of the Base Lease Fee.

     6.3  Operating Bonus Fee. In the event Columbia, during any month, produces
          -------------------
and delivers liquids (conforming to the specifications contained in the Natural Gas Liquids Purchase Agreement (Boldman Plant)) at the Plant exceeding 769,230 gallons, then MarkWest shall pay to Columbia an Operating Bonus Fee equal to 2.6 Cents, multiplied by the remainder of the actual gallons of liquids produced and delivered that month, minus 769,230 gallons.

     6.4  Payments and Billings.  (a)  Columbia shall pay the Base Lease Fee to
          ---------------------
MarkWest on or before the first business day of each calendar month. Timely payments requires receipt by MarkWest of the Base Lease Fee by that day; and, in the event that any Base Lease Fee is not timely paid, it shall accrue interest at the rate of Twelve Percent (12%) per annum until paid. Payment may be made via wire transfer, Federal Express, or other manner at Columbia's option.

          (b) By the fifteenth (15th) day of each month, MarkWest shall render to Columbia a statement indicating the amount of liquids produced and delivered (conforming to the specifications contained in the Natural Gas Liquids Purchase Agreement (Boldman Plant)) from the Plant during the immediately preceding month, together with a statement indicating whether an Operating Fee is due MarkWest from Columbia, or whether an Operating Bonus Fee is due from MarkWest to Columbia, and the amount thereof. Within

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

fifteen (15) days following the rendering of that statement, Columbia shall pay to MarkWest the Operating Fee, or MarkWest shall pay to Columbia the Operating Bonus Fee, as applicable.

          (c) Should Acceptance occur under Section 2.4 prior to the performance test under Section 2.3, then should the Plant fail to satisfactorily complete the performance test when conducted, then the parties shall negotiate reduced fees hereunder based upon the extent to which the performance specifications were met, to be applicable until the Plant satisfactorily completes a performance test. Except for the foregoing, or in the event of a default by MarkWest or a material breach of this Contract, it is understood that in no event will Columbia be entitled to any abatement or set-off of any Lease payments due hereunder.

ARTICLE VII:   CHANGE ORDERS AND ADJUSTMENTS TO BASE FEE

     7.1  Change Orders.  This Contract and the Base Fee, specified above, are
          -------------
premised upon the construction and installation of the Plant in accordance with the specifications described on Exhibit "A", attached hereto. Either party hereto may request changes in the construction and installation of the Plant from those specifications, and upon the mutual agreement of the parties, those changes shall be implemented by MarkWest. All changes as agreed upon shall be in writing, and shall state, with particularity, the nature of the change and the increase or decrease, as the case may be, in the capital expenditure to be incurred by MarkWest in constructing the Plant, from the capital expenditures as represented by the specifications. The parties acknowledge that they have already executed two certain letters dated July 26, 1990, and December 21, 1990 (attached as Exhibit "E") to act as Change Orders and that the effect of those Change Orders have been included in the Base Lease Fee under 6.1, above.

     7.2  Adjustments to Base Fee.  (a)  Upon the execution of a Change Order,
          -----------------------
the parties agree the Base Fee hereunder shall be adjusted. In the event that the Change Order requires additional capital expenditures, then the monthly Base Lease Fee amount shall be increased by an amount equal to 1.9% of the amount of those additional capital expenditures. Likewise, in the event that the Change Order results in a reduction of capital expenditures which will be incurred by MarkWest, versus the capital expenditures represented by the Plant specifications, then the monthly Base Lease Fee shall be reduced by an amount equal to 1.9% of the reduction in capital expenditures.

          (b) The Base Lease Fee shall not exceed Forty-seven Thousand Dollars ($47,000.00) per month. Accordingly, MarkWest shall not be required to agree to or implement any Change Orders which, when taken in conjunction with all other Change Orders, would result in an aggregate increase in capital expenditures of more than Three Hundred Sixty-eight Thousand Four Hundred Twenty-

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

one Dollars ($368,421.00) above the capital expenditures represented by the specifications.

ARTICLE VIII:  LEASE TERM AND PURCHASE OPTION

          8.1  (a)  The term of this Lease shall run for a period of ten
(10) years following the date of Acceptance hereunder.

          (b)  Upon written notice from Columbia to MarkWest, at least ninety
(90) days prior to the expiration of the 10-year term, specified in (a), above, the parties agree that they shall meet to negotiate Lease terms and conditions for an extension of the Lease through April 30, 2003. Those Lease terms and conditions shall take into account the age and condition of the Plant; provided, however, in no event shall the renegotiated Lease provisions be less favorable to Columbia than those in effect prior to the expiration of the 10-year term.

     8.2  Purchase Option.  (a)  During the term of the Lease, or upon the
          -----------------
expiration of the Lease, Columbia shall have a right to purchase the Plant from MarkWest. If the purchase option is to be exercised upon the expiration of the Lease, then Columbia shall notify MarkWest, in writing, of Columbia's election to exercise the purchase option, at least sixty (60) days prior to the termination of the Lease. Following that notification, the parties shall meet to determine the fair market value of the Plant, which the parties agree shall equal salvage value of the plant equipment; and, in failing to agree upon that value, within thirty (30) days following the date of Columbia's notice, then the parties shall subject the determination of salvage value to an appraiser mutually acceptable to the parties, with experience in appraising equipment of the type at the Plant. The appraised value shall be the purchase price upon the expiration of the Lease, and within ten (10) days following the expiration of the Lease, Columbia shall deliver the purchase price to MarkWest, and upon receipt of the purchase price, MarkWest shall execute and deliver to Columbia a Bill of Sale conveying all of the Plant to Columbia.

          (b) Columbia shall have the option, at the end of each year hereunder, to purchase the Plant from MarkWest. Should Columbia elect to exercise its option, Columbia shall notify MarkWest of its intention by providing MarkWest with written notice at least thirty (30) days prior to the end of that year. The purchase price which the parties agree represents the fair market value at the Plant at the time of the sale shall be established by the following schedule; subject only to changes as specified in Paragraph 5.4, above:

          End of Year                               Price
          -----------                               -----
           1991                                   $3,920,000
           1992                                   $3,640,000
           1993                                   $3,360,000

           1994                             $3,080,000
           1995                             $2,800,000
           1996                             $2,520,000
           1997                             $2,240,000
           1998                             $1,960,000
           1999                             $1,680,000

Columbia shall have ten (10) days following its notice in which to tender the purchase price to MarkWest, and upon the tendering of that purchase price, MarkWest shall execute and deliver to Columbia a Bill of Sale conveying the Plant to Columbia with an effective date of the last day of the year in which the notice to purchase was submitted. Upon the execution and delivery of that Bill of Sale, this Lease shall be deemed terminated and of no further force and effect, except with respect to any amounts or liabilities which accrued prior to that date.

     (c) The purchase option shall, at MarkWest's option, be deemed exercised by Columbia in the event of a foreclosure or similar proceedings being commenced concerning the Plant site.

ARTICLE IX:    INSURANCE AND INDEMNITY

     9.1 (a) During the construction and installation of the Plant, MarkWest agrees that it shall obtain and maintain Builder's Risk insurance; and further agrees that its General Contractor, or other contractors, other than Subcontractors to the General Contractor or to those contractors, shall indemnify Columbia in accordance with the "Public Liability Insurance and Performance and Payment Bonds" provisions attached hereto as Exhibit "B", and incorporated herein by this reference; and MarkWest additionally agrees to use its reasonable efforts to have its Contractors' subcontractors, indemnify Columbia through the same or similar provisions as those contained in Exhibit "B"; provided, that Columbia has reviewed a current insurance certificate for T.H. Russell Co. and agrees it is satisfactory.

          (b) During the term of this Contract, MarkWest will maintain Workers Compensation coverage, Automobile Liability coverage and General Liability coverage in amounts equivalent to those specified on the Insurance Certificate dated July 16, 1990, previously furnished to Columbia by MarkWest; with the same or similar endorsements as specified on Exhibit "B", to the extent applicable to the operations or activities of MArkWest in connection with the Plant.

          (c) Columbia shall be responsible for all costs of insurance necessary to insure the Plant against property damage and for general liability on and after the commencement of the Lease, which insurance shall be:

          (i) All risk property insurance for the replacement cost of the Boldman Plant and (ii)

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

          Comprehensive general liability for $1,000,000 covering bodily injury and property damage liability. Such insurance shall be in a form and with a carrier acceptable to MarkWest, which approval shall not be unreasonably withheld. These insurance policies shall name MarkWest as an additional insured party, and Columbia will furnish proof of this insurance prior to the commencement of the lease.

          (d) The foregoing limits shall not act as limitations on the applicable party's indemnifications provided in this Contract.

     9.2 (a) Columbia shall indemnify and hold harmless MarkWest from and against any and all loss, damage, and liability, and from any and all claims for damages on account of or by reason of bodily injury, including death, which may be sustained, or claimed to be sustained by any person, including the employees of Columbia, MarkWest's General Contractor, Contractors and of any Subcontractor or Columbia, and from and against any and all damages to property, and including property of MarkWest, caused by or arising out of, or claimed to have been caused by or to have arisen out of, an act or omission of Columbia or its agents, or employees in connection with Columbia's operation of the plant or other conduct with respect to the plant, whether or not insured against; provided, however, that the foregoing indemnification will not cover loss, damage or liability arising from the sole negligence or willful misconduct of MarkWest, its agents and employees; and Columbia shall, at its own cost and expense, defend any claim, suit, action, or proceeding, whether groundless or not, which may be commenced against MarkWest by reason thereof or in connection therewith, and Columbia shall pay any and all judgments which may be recovered in any such action, claim, proceeding, or suit, following all appeals as may be pursued by Columbia, and defray any and all expenses, including costs and attorneys' fees, which may be incurred in or by reason of such actions, claims, proceedings, or suits.

          (b) MarkWest shall indemnify and hold harmless Columbia from and against any and all loss, damage, and liability and from any and all claims for damages on account of or by reason of bodily injury, including death, which may be sustained or claimed to be sustained by any person, including the employees of MarkWest, its General Contractor, Contractors and of any Subcontractor or MarkWest, and from and against any and all damages to property, and including property of Columbia, caused by or arising out of, or claimed to have been caused by or to have arisen out of an act or omission of MarkWest or its agents, employees, General Contractor, Contractors or Subcontractors in connection with MarkWest's design, procurement, fabrication, construction, installation and ownership of the plant or other conduct with respect to the plant, whether or not insured against; provided, however, that the foregoing indemnification will not cover loss, damage or liability arising from the sole negligence or willful misconduct of Columbia, its agents and employees; and MarkWest shall, at its own cost and expense, defend any claim, suit, action, or proceeding whether groundless or not, which may be commenced against Columbia by reason thereof or in connection therewith, and MarkWest shall pay any and all judgments which may be recovered in any such action, claim, proceeding, or suit, following all appeals as may be pursued by MarkWest, and defray any and all expenses, including costs and attorneys' fees, which may be incurred in or by reason of such actions, claims, proceedings, or suits.

          (c) Neither party shall be liable hereunder for the indirect or consequential damages of the other party.

ARTICLE X:     ENTRY BY MARKWEST

     10.1 MarkWest and its agents shall have the right to enter the Plant at all reasonable times for the purpose of examining or inspecting the Plant, following written notice to Columbia. MarkWest shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Columbia's use and occupancy of the Plant.

ARTICLE XI:    DEFAULT

     11.1  Default by Columbia.  Columbia will be deemed to be in default under
           ---------------------
this Lease if (a) Columbia fails to make due and punctual payments of amounts required hereunder, and the failure continues for five (5) days after receipt of written notice from MarkWest; (b) Columbia abandons the Plant; (c) this Lease or the Plant, or any part thereof, shall be taken upon execution or by other process of law directed against Columbia, or shall be taken upon or subject to any attachment at the instance of any creditor of Columbia, and that attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof; (d) the filing of any petition or the commencement of any case or proceedings by or against Columbia under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; or (e) Columbia shall fail
to perform any of its other covenants,    agreements or terms hereof, and such
nonperformance shall continue for a period of fifteen (15) days following notice from MarkWest.

     11.2  Remedies of Markwest.  Upon an Event of Default, as defined above,
           --------------------
MarkWest shall have the right, at its election, without demand or notice, to re-enter and take possession of the Plant, or any part thereof, and to take control and custody of the Plant, and to do all acts necessary to repossess or otherwise dispose of the Plant in any manner deemed appropriate by MarkWest. MarkWest shall, in addition and not in lieu thereof, have any and all other rights and remedies afforded it by the law.

     11.3  Default by MarkWest.  MarkWest will be deemed to be in default-
           -------------------
under this Lease if (a) MarkWest fails to make due and punctual payments of amounts required to lendors for all loans associated with ownership of the Plant and such condition causes transfer of Plant ownership to the lendor(s); (b) this Lease or the Plant, or any part thereof, shall be taken upon execution or by other process of law directed against MarkWest; (c) the filing of any petition or the commencement of any case or proceedings by or against MarkWest under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other Federal or state law relating to insolvency, bankruptcy or reorganization; or (d) MarkWest shall fail to perform any of its other covenants, agreements or terms hereof, and such nonperformance shall continue for a period of fifteen (15) days following notice from Columbia.

     11.4  Remedies of Columbia.  Upon an Event of Default by MarkWest, as
           --------------------
defined above, Columbia shall have any and all rights and remedies afforded it by the law.

ARTICLE XII:   MISCELLANEOUS

     12.1 Columbia agrees that it shall operate the Plant at all times, in accordance with all applicable federal, state, and local laws, rules and regulations.

     12.2 The waiver by either party of any breach of any term, covenant, or condition herein contained shall no; be deemed to be a waiver of any subsequent term, covenant, or condition, whether similar or dissimilar to the term, covenant, or condition which was waived. The payments hereunder shall not be construed to be a waiver of any breach by Columbia of any term, covenant, or condition of this Lease.

     12.3  Notices. Notices required or permitted hereunder shall be made to the
           -------
parties at the following addresses:

               MarkWest Hydrocarbon Partners, Ltd.
               5613 DTC Parkway, Suite 400
               Englewood, CO 80111

               Columbia Gas Transmission Corporation
               Box 1273
               Charleston, WV 25325
               Attention of Assistant General Counsel, Corporate Matters

     13.4  Choice of Law.  This Lease shall be governed in accordance with the
           -------------
laws of the State of West Virginia.

     IN WITNESS WHEREOF, the parties have executed this Contract and Lease the day and year first above written.

                              COLUMBIA GAS TRANSMISSION CORPORATION


                              By:  /s/ R. Larry Robinson
                                 ---------------------------------------

                              Title:      PRESIDENT
                                    ------------------------------------


                              MARKWEST HYDROCARBON PARTNERS, LTD.
                              By: MarkWest Hydrocarbon, Inc.,
                                  its general partner


                              By:  /s/ John M. Fox
                                 ----------------------------------------

                              Title:  PRESIDENT
                                    -------------------------------------

                                      l3

                                  EXHIBIT "A"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                      MARKWEST HYDROCARBON PARTNERS, LTD,
                                      AND
                        COLUMBIA GAS TRANSMISSION CORP.

The Boldman NGL Plant as provided by MarkWest to Columbia under the terms of this lease includes the following equipment in the 70 MMSCFD at 400 psig skid-mounted external mechanical refrigeration gas processing plant:

1. Electric motor-driven screw compressor refrigeration system including one-200 Bhp compressor set, one-300 Bhp compressor set, and one-500 Bhp compressor set.

2. Residue gas measurement to AGA Report No. 3 standards; fuel gas measurement to billing quality standards.

3. Instrument air system consisting of two air compressors and one air dryer system.

4.   25'x 50' drop side refrigeration compressor building.

5.   Automated main gas block and bypass valves.

6. 1,200 feet of 10" piping for connecting main gas inlet and residue gas to Columbia's pipeline system.

7.   3,000 feet of 6' chain link fence with barbed wire topping.

8.   Six days of startup and training assistance.

9.   $50,000 allowance for purchase of spare parts as determined by Columbia.

10. Air assisted smokeless safety flare to accept discharge from pressure relief devices in the refrigeration system and certain other pressure relief devices in the process system.

11. Online liquid chromatograph to determine composition and heating value of the liquid product stream.

12.  Six sets of Plant Data Books and Operating Manuals.

13.  $15,000 site grading and preparation allowance.

14. Two-60,O00 gallon product storage tanks and associated truck loading facilities.

15. 40 Bhp electric motor-driven reciprocating compressor to recycle stabilizer overhead vapors.

                                  EXHIBIT "A"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECERBER 24, 1990
                                    BETWEEN
                    HARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

16.  Builders Risk Insurance.

17. Liquid product turbine meter with instantaneous display and totalizing located in the control room.

18. "Absolute" quality inlet Filter/Separator/Coalescer on the Plant main gas inlet.

19.  Heat Medium Oil (HMO) Filter.

20. 100% X-Ray of all gas and liquid hydrocarbon piping 4" nominal pipe size and larger, excluding the safety flare line.

21.  400 gallon Glycol Storage Tank.

22.  1,000 gallon HD-5 Propane Refrigerant Storage Tank.

23. Instrumentation and other tubing 316 stainless steel with stainless steel fittings.

24. Instrumentation in addition to T. H. Russell Co. standard displays to provide the following operating data to be displayed and recorded in the control room:

          (a) HMO and Residue Gas flow.

          (b) Glycol circulation flow.

          (c) Stabilizer recycle gas pressure.

          (d) Chiller process gas outlet temperature.

                                      ###

                                  EXHIBIT "A"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

The following items will be included in the Plant as Change Orders and have not been included in the Base Lease Fee of $40,000 per month. The Base Lease Fee will be increased by a factor of 1.9% of MarkWest's actual direct cost for
 .these items in accordance with Article VII of this Contract.

1. Piping from recycle gas compressor discharge to Columbia's Boldman Compressor Station main gas compressor suction piping.

2. All site work in excess of site work allowance required for installation of site drainage system.

3.   Roads and road improvements.

4.   Connection of Plant automatic drain system(s) to Columbia's drain system.

5.   Elevating control room and power substation.

6.   Sound abatement equipment.

7.   Fire proofing materials and installation.

8.   Removal of underground obstructions if required.

9.   Foundation modifications required if soil bearing is less than 2,000 PSF.

10.  Gravel.

11.  Cost of any Performance Bond(s) required by Columbia.

12. Cost of any Professional Liability Insurance (Architects and Engineers) required by Columbia.

13. Power substation and electric motor controls described in Article III of this Contract.

14.  Additional costs incurred due to winter construction.

                                      ###

                                  EXHIBIT "B"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

PUBLIC LIABILITY INSURANCE AND PERFORMANCE AND PAYMENT BONDS
- ------------------------------------------------------------

     CONTRACTOR shall carry and maintain, at its own expense, the kinds of insurance and the minimum amounts of coverage set forth in the insurance schedule below to cover all loss and liability for damages on account of bodily injury, including death resulting therefrom, and injury to or destruction of property caused by or arising from any and all operations carried on or any and all work performed under this Agreement.

     Subcontractors.  If any of the work to be performed under the terms of this
     --------------
Agreement is awarded to a subcontractor by CONTRACTOR, the subcontractor shall meet the same insurance requirements as those applicable to CONTRACTOR itself.

     Insurance Endorsements or Certifications.  CONTRACTOR shall obtain
     ----------------------------------------
endorsements (or assurances on the Certificate of Insurance) on every insurance contract (except for Workers' Compensation insurance contract, as required by law) carried to comply with this article, as follows:

(1) An endorsement or certification of contractual liability coverage insuring performance of the indemnification of COLUMBIA by CONTRACTOR under article hereof; and

                                  EXHIBIT "B"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

(2) Unless expressly waived in writing by COLUMBIA, all insurance policies carried by CONTRACTOR to comply with this article shall contain an endorsement or certification naming COLUMBIA as an additional insured under the insurance contract.

(3) If the form of insurance contract held by CONTRACTOR prohibits an additional insured from being indemnified by CONTRACTOR, CONTRACTOR shall obtain an endorsement excluding such provision.

     Coverage in CONTRACTOR's insurance policies shall be as specified in this
     --------
     clause unless modified in writing and signed by both CONTRACTOR and COLUMBIA.

(1)  Workers Compensation
     --------------------
     Statutory coverage, including occupational disease if and as required in a separate act.

     (a) "Borrowed Servant" endorsement providing that a worker's compensation claim brought against COLUMBIA by CONTRACTOR's employee will be treated as a claim against CONTRACTOR.

          Employer's Liability Coverage B  $1,000,000

     (b)  All states endorsement and stop gap coverage.

                                  EXHIBIT "B"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

(2)  Comprehensive General                        Combined Single Limit
     ---------------------                        ---------------------
     Liability Insurance
     -------------------
     Insurance including Premises &               Bodily Injury:  $1,000,000
     Operations, Owner's Protective                 each occurrence
     for COLUMBIA, Contractor's Pro-
     tective for CONTRACTOR, Contractual,         Property Damage:  $1,000,000
     Completed Operations, Broadform                aggregate
     Property Damage and, if applicable,
     Products Liability.

     Personal Injury                              Combined Single Limit
     ---------------                              ---------------------
                                                  S1,000,000 each occurrence
                                                  $1,O00,O00 aggregate

     Coverage shall expressly include damage resulting from fire, explosion, injury or destruction of property below the surface or any injury or loss resulting therefrom, excavating, pile driving, moving shoring, or underpinning of any structures, or use of equipment for the purpose of excavating or drilling in streets or elsewhere. Coverage shall be provided by CONTRACTOR for any and all necessary or required blasting and explosion hazards, including coverage for underground and collapse. Fellow Employee and Contractual Liability exclusions are to be deleted.

(3)  Automobile Liability Insurance          Combined Single Limit
     ------------------------------          ---------------------
     Including specially permitted           Bodily Injury:  $1,000,000
     hazardous waste transportation          Property Damage:  $1,000,000
     vehicles and all other owned,             aggregate
     non-owned and hired vehicles.

     CONTRACTOR shall also comply with all applicable No-Fault Laws.

(4)  Umbrella Liability Insurance
     ----------------------------
     Umbrella liability coverage in the amount of $5,000,000. This coverage shall be in excess of the primary coverage required in all other sections of this article.

                                  EXHIBIT "B"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

(5)  Performance and Payment Bonds
     -----------------------------

     CONTRACTOR shall obtain a performance Bond and a Payment Bond, if required by COLUMBIA, in the amount and in accordance with the terms and conditions prescribed by COLUMBIA. The cost of such bond(s) is not included in the CONTRACTOR's price, and shall be reimbursed by COLUMBIA at CONTRACTOR's actual cost of bond(s). COLUMBIA shall, however, have the right to approve the writing and terms of any such bond(s) and the right to obtain such bond(s) directly.

(6)  COLUMBIA's Right to Cancel
     --------------------------

     In the event of CONTRACTOR's failure to furnish such copies or carry out, any of the provisions of this article, COLUMBIA shall, in addition to any right to recover damages or to obtain other relief, have the right to cancel and terminate the antecedent Agreements.

     CONTRACTOR'S INDEMNIFICATION OF COLUMBIA

     CONTRACTOR shall indemnify and hold harmless COLUMBIA from and against any and all loss, damage, and liability and from any and all claims for damages on account of or by reason of bodily injury, including death, which may be sustained or claimed to be sustained by any person, including the employees of CONTRACTOR and of any subcontractor of CONTRACTOR, and from and against any and all damages to property, and including property of COLUMBIA, caused by or arising out of or claimed to have been caused by or to have arisen out of an act or omission of CONTRACTOR or its agents, employees or subcontractors in connection with the performance of this Contract, or caused by or arising out of or claimed to have been caused by or to have arisen out of the concurrent negligence of COLUMBIA, its agents and employees, in connection with the performance of this Contract, whether or not insured against; provided, however, that the foregoing indemnification will not cover loss, damage or liability arising from the sole negligence or willful misconduct of COLUMBIA, its agents and employees; and CONTRACTOR shall, at its own cost and expense, defend any claim, suit, action, or proceeding, whether groundless or not, which may be commenced against COLUMBIA by reason thereof or in connection therewith, and CONTRACTOR shall pay any and all judgments which may be recovered in any such action, claim, proceeding, or suit, following all appeals as may be pursued by CONTRACTOR, and defray any and all expenses, including costs and attorneys' fees, which may be incurred in or by reason of such actions, claims, proceedings, or suits.

                                  EXHIBIT "B"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

To the extent permitted by law, CONTRACTOR expressly waives the benefit, for itself and all subcontractors, insofar as the indemnification of COLUMBIA is concerned, of the provisions of any applicable workers compensation law limiting the tort or other liability of an employer on account of injuries to the employers employees.

                                  EXHIBIT "C"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECERBER 24, 1990
                                    BETWEEN
                    HARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

                                                            Page 1 of 1

1.   480 VAC, NEMA 1 Allen-Bradley Motor Control Center.

2.   25 KVA XFRM, 30 CKT Lighting Panel to 60 in Item 1., above.

3.   NEMA 1 Switchgear line up for 4160 VAC Compressor Motors.

4.   Power Factor Correction Capacitors for Item 3., above.

5. Motor Controls for two (2) Product Pumps, one (1) Flare Blower and one (1) Flare Knockout Pump.

                                  EXHIBIT "D"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

PURPOSE: The purpose and intent of conducting a Plant Performance Test or Tests is to demonstrate the Plant is capable of performing the intended hydrocarbon removal at the guaranteed product removal efficiencies and product quality specifications while consuming power and fuel at the design levels and successfully operating in the automatic or unattended mode.

The Plant will be deemed to have satisfactorily completed the performance test when the Plant successfully comes on line from a "cold start", operates at the guaranteed product recovery efficiencies as specified in T. H. Russell Co.'s Technical Proposal dated June 19, 1990 attached hereto and liquid specifications as set forth in Paragraph 4(d) of the Natural Gas Liquids Purchase Agreement (Boldman Plant) for the design inlet gas conditions (including gas composition, flowing gas pressure and flowing gas temperature) for a continuous 16 hour period, and completes an orderly, automatic shutdown.

If the inlet gas conditions are deemed by Columbia and MarkWest to be different from the design basis analysis then "adjusted" guaranteed product recovery efficiencies will be developed as described in paragraph (h). The Plant will be deemed to have satisfactorily completed the performance test when the Plant successfully comes on line from a "cold start", operates at the "adjusted" guaranteed product recovery efficiencies and liquid specifications as set forth in Paragraph 4(d) of the Natural Gas Liquids Purchase Agreement (Boldman Plant) for the actual inlet gas conditions (including gas

                                  EXHIBIT "D"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDNAN PLANT
                            DATED DECEMBER 24, L990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

composition, flowing gas pressure and flowing gas temperature) for a continuous 16 hour period, and completes an orderly, automatic shutdown.

Columbia will designate a Performance Test Representative who will be on site as a witness during all testing. Columbia's Representative will have the authority to modify this procedure as necessary and accept the Test results on behalf of Columbia.

PROCEDURE: It is recognized that due to a myriad of factors beyond the control of Columbia and MarkWest the design process gas volume of 70 MMSCFD at 400 psig may not be available at the time of the Performance Test(s).

Columbia will use its best efforts to deliver up to 70 MMSCFD at 400 psig through the Plant during the Performance Test(s). The product recovery efficiencies guaranteed at the design point will be applicable to all test gas volumetric rates between 17.5 and 70 MMSCFD at 400 psig. The expected design liquid product rate in gallons per day will be calculated as

                                  (Design Gas Volume)
(Actual Liquid Product Volume) x ...................
                                  (Actual Gas Volume)

The expected design liquid product rate must meet or exceed the design liquid product rate.

                                  EXHIBIT "D"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEHBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

The Performance Test(s) will not be commenced until all initial charge materials have been loaded into the Plant and all systems have been checked individually and declared ready for service by MarkWest, its General Contractor or Subcontractors, and Columbia. This includes but is not limited to the refrigeration system, HMO and glycol injection systems, incinerator and safety flare systems, Plant control system and all other systems.

The Performance Test(s) procedure will be as follows, modified as necessary at site to accomplish the intended purpose:

(a) The Plant, after charging and checking of individual systems, will be completely shut down and process gas bypassed around the Plant using Columbia's block and bypass valves.

(b) The automated Plant block valves will be set with the Plant outlet valve partially closed to simulate a blockage in the Plant process gas system. Columbia's bypass valve will then be closed and the process gas diverted to the Plant. The partially closed outlet valve will be manually adjusted to verify that the automatic bypass valve functions at the preset Plant differential pressure.

(c) Individual systems such as the HMO and glycol injection systems will be started according to the manufacturers Operating Manual. The process

                                  EXHIBIT "D"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

     gas flowrate will be varied using Columbia's bypass and block valves or the Plant bypass valve and the glycol injection system monitored to assure the injection rate adjusts to the process gas flowrate.

(d) Once process gas is flowing through the Plant and all individual systems have been started except the refrigeration system, samples of the inlet and
                       ---------------------------------
     residue gas streams will be taken by Columbia. These and all other gas samples will be analyzed using the same Columbia procedures used to determine the design basis analyses dated December 4, 1989. These special sampling and analytical techniques provide for accurate determination of C1 through C10 fractions.

(e) The refrigeration and all other systems not previously started will now be started according to the manufactures Operating Manual. Liquid product chromatographic results will be recorded once each hour beginning as soon as the first data is available. This data will be recorded to show product composition changes during the startup phase. The Plant will operate until all pressures, temperatures, levels and flows in all vessels are stabilized. The plant will now be completely shutdown. Sufficient time will be allowed for all systems to cool or warm to a point where restarting the Plant is considered a "cold start" The plant will now be restarted using the automatic controls. If the plant does not successfully start in the automatic mode any problems

                                  EXHIBIT "D"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

     will be corrected and the Plant restarted.

(f) Once the operation is stabilized the inlet and residue process gas streams will be sampled. The Plant must continue to operate for a continuous 16-hour or more period without abnormal operator intervention. The inlet and residue process gas streams and the liquid product stream will be sampled at the beginning of the 16-hour period and 8 hours into the 16-hour period and at the end of the 16-hour period. Data including but not limited to the operating pressures, temperatures, flows, totalized volumes, power and fuel consumption will be recorded at the beginning of the 16-hour period and each hour thereafter and at the end of the 16-hour period. This data will be used to compare actual power and fuel requirements to the design power and fuel requirements. All Plant operation must be normal without upset during the 16-hour period. If upsets occur that require abnormal operator intervention during the 16-hour period, the 16-hour period and associated sampling and data requirements must be restarted.

(g) Once the 16-hour period is successfully completed the Plant will be automatically shut down. The shutdown will be completed to the point where the automated Plant inlet and residue gas valves are closed and process gas bypasses the Plant. Any abnormal occurrences during the shutdown wilt require the Plant to be restarted and the shutdown

                                  EXHIBIT "D"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

     attempted again until it is completed normally. A successful Plant shutdown completes the site portion of the Performance Test(s).

(h) The analytical results necessary to verify the actual product recovery efficiencies will be completed by Columbia within five working days after site testing is completed. The product recovery for each component shall be equal to a fraction, the numerator of which shall be the liquid product produced during the test period and the denominator of which will be the sum of the liquid product produced during the test period and the liquid contained in the residue gas during the test period.

     If the inlet gas composition is deemed by Columbia and MarkWest to be substantially equivalent to the design basis analyses dated December 4, 1989, and if the Performance Test(s) results show the guaranteed product recovery efficiencies and product quality specifications are attained, the Performance Testing will be deemed complete and the Plant will be deemed Accepted by Columbia.

     If the inlet gas composition is deemed substantially equivalent and the Test results show the guaranteed product recovery efficiencies or the product quality specifications are not attained, the Plant will not be Accepted by Columbia. At that time MarkWest and Columbia will meet and

                                  EXHIBIT "D"
                                       TO
              CONTRACT FOR CONSTRUCTION AND LEASE OF BOLDMAN PLANT
                            DATED DECEMBER 24, L990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

     mutually agree what will be done to achieve a successful Performance Test and Acceptance.

     If the inlet gas composition is deemed by Columbia and MarkWest to be different from the design basis analyses then MarkWest will, with the review and mutual agreement of Columbia, use the original simulation and Plant design methods to establish the adjusted guaranteed product recovery efficiencies for the actual inlet gas composition. The adjusted guaranteed product recovery efficiencies will be compared with the Performance Test(s) results and if the Performance Test(s) results show the adjusted guaranteed product recovery efficiencies and product quality specifications are attained the Performance Testing will be deemed complete and the Plant will be deemed Accepted by Columbia.

     If the inlet gas composition is different from the design basis and the Test results show the adjusted guaranteed product recovery efficiencies or the product quality specifications are not attained, the Plant will not be Accepted by Columbia. At that time MarkWest and Columbia will meet and mutually agree what will be done to achieve a successful Performance Test and Acceptance.

                                  EXHIBIT "D"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDBAN PLANT
                            DATED DECEMBER 24, L990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                        COLUMBIA GAS TRANSMISSION CORP.

     Successful completion of the Performance Test(s) and Acceptance by Columbia will likely occur prior to the completion of all installation work required of MarkWest or its General Contractor or Subcontractors. Acceptance of the Plant through the Performance Test(s) does not in any way relieve MarkWest of its responsibility to complete these remaining installation items in a timely fashion.

                                      ###

                                  EXHIBIT "E"
                                       TO
                      CONTRACT FOR CONSTRUCTION AND LEASE
                                OF BOLDMAN PLANT
                            DATED DECEMBER 24, 1990
                                    BETWEEN
                    MARKWEST HYDROCARBON PARTNERS, LTD. AND
                     COLUMBIA GAS TRANSMISSION CORPORATION

The following attached comprise Exhibit "E":

1) Letter to Mr. Howard Murphy, Columbia Gas Transmission Corporation, from Mr. Patrick Murray, MarkWest Hydrocarbon Partners, Ltd., dated July 26, 1990, regarding Boldman Plant Project Adders/Deducts.

2) Letter to Mr. Patrick Murray, MarkWest Hydrocarbon Partners, Ltd., from Mr. Howard Murphy, Columbia Gas Transmission Corp., dated December 21, 1990, regarding Boldman Plant Project Adders/Deducts.

                                       *

COLUMBIA GAS
- ------------
Transmission

December 21, 1990

MARKWEST HYDROCARBON PARTNERS, LTD.
5613 DTC Parkway, Suite 400
Englewood, CO 80111


Attention:   Patrick W. Murray
             Vice President
             Finance and Business Development

Reference:   Boldman NGL Plant Adders/<Deducts>

Dear Pat,

As we discussed via phone on December 20, the following list identifies the current items and associated capital cost (or current estimate) we have agreed to add or deduct from the Boldman NGL Plant project since the Change Order letter dated July 26, 1990.

          CURRENT ITEM, APPROVAL STATUS                   ADD OR <DEDUCT>
          -----------------------------                   ---------------
  Net deducts through July 26, 1990.........................     <91,099>
  ADD Various Instrume6tation (approved 8/3/90).............      31,675
  DEDUCT 1,000 gal. Drain Tank (approved 7/10/90)...........      <2,000>
  DEDUCT 480V Motor Control Center (approved 8/6/90)........     <13,200>
  DEDUCT Lighting Panel (approved 8/6/90)...................      <3,960>
  DEDUCT 4160V Switch Gear (approved 8/6/90)................     <40,439>
  DEDUCT Power Factor Capacitors (approved 8/6/90)..........      <2,200>
  ADD Glycol Still Incinerator (approved 9/11/90)...........      17,328
  ADD Uninterruptible Power Supply (approved 10/15/90)......       7,695
  ADD Heat Trace & Insulate Recycle Compressor Oil
      Lines and Oil Sump Heater (approved 8/28/90)..........         940
  ADD Four (4) Drains to Skid Edge (approved date unknown)..       1,840
  ADD Winter Construction Premium for Concrete Foundation
      Work (approved 10/31/90)...............................     17,752
  ADD 160' of Conduit & Wire due to increased spacing
      between Control Building and Plant (amount subject
      to further review).....................................     41,280
  DEDUCT Conduit Rack Installed by Columbia (amount
      subject to further review).............................    <24,500>
  ADD to place Glycol Reconcentrator on individual
      skid (amount subject to further review)................      6,460

Columbia Gas Transmission Corporation, Post Office Box 1273, Charleston, West Virginia 25325-1273

Letter to MarkWest Hydrocarbon Partners, Ltd.
December 21, 1990
Page 2

          CURRENT ITEM, APPROVAL STATUS                    ADD OR  DEDUCT
                                                           ---------------
ADD Fireproofing Storage Tank Saddles
     (approved 11/27/90)                                             3,700
ADD Additional Piping to Relocate Refrigerant
     Storage Tank (approved 12/11/90)                                2,390
ADD Flash Tank system on glycol skid
     (amount subject to further review)                              9,370
ADD Concrete finishing (approved 11/27/90)                           2,493
ADD Enclosed 6'x8' Building for chromatograph
     (amount subject to further review)                              9,000
ADD Contractor costs related to welding
     (approved 12/10/90)                                            25,000
DEDUCT For 15% (vs. 100%) X-Ray of safety flare
     supply line (approved 12/10/90)                                <1,900>

                                                  NET DEDUCT --     <2,375>

As we discussed, some of the items above may be adjusted somewhat on further review, and the above list does not include all of the adders and deducts for the project. As additional items are identified and negotiated we will update the lease fee.

Please indicate your agreement and approval of the above items in the space below and return a signed copy to me.

Sincerely,



Howard G. Murphy, Jr.
Project Manager - Boldman NGL Plant


                                            Accepted and agreed to this
                                              28th day of December, 1990.


                                            MarkWest Hydrocarbon Partners, Ltd.

                                            By:_________________________________

MarkWest Hydrocarbon Partners. Ltd.
5613 DTC Parkway. Suite 400
Englewood. CO 80111
Ph. # (303) 290-8700
FAX: (303) 290-8769

July 26, 1990

Mr. Howard Murphy
Columbia Gas Transmission Corporation
PO Box 1273
Charleston, WV 25325-1273

RE: Boldman Plant Project Adders/Deducts

Dear Howard:

     As discussed on Thursday, July 26, 1990, the following list identifies the current items we have agreed to either add or deduct from the Boldman Plant Project.

                                              ADD  <DEDUCT>
                                              -------------
Screw Compressors                             $     <75,000>
4160 Volt Motors                                     31,000
Robert Shaw Vibration Switch                          2,530
     (Ball Bearings)
Stator Windings RTD                                   3,571
85 DBA                                                3,500
Motor Control Center 1000'                            8,900
Refrigerant Discharge Scrubber                       <4,900>
     (Process Skid)
Cellar Piping (Compressor Building)                 <33,000>
Propane Filter                                       <7,700>
Motor Control Center Building and
Heat Pump                                           <20,000>
                                                -----------

                                NET DEDUCT    $     <91,099>

     Based on a net deduct of $91,099 the lease fee would be reduced by $1,731 per month. Please indicate your approval of these items in the space below and return the signed copy to me. The above list does not include all Adders and Deducts for the Boldman Project. As additional items are identified I will send confirmations to you.

Mr. Howard Murphy
July 26, 1990
Page 2

     If you have any questions concerning this matter, please contact me.


                                             Sincerely,



                                             Patrick W. Murray
                                             Vice President Finance
                                             MarkWest Hydrocarbon, Inc.
                                             General Partner

Accepted and agreed to this
6/th/ day of August, 1990.

COLUMBIA GAS TRANSMISSION CORPORATION

By:__________________________________